List of Subsidiaries


Corporation                        State of
                                   Incorporation    Status
-----------                        -------------    ------

Island Wholesale Grocers Inc.      New York         wholly owned
                                                    inactive, in process of
                                                    dissolution

Premium Cigar Wrappers Inc.        New York         active
                                                    majority owned

Synergy Brands Distribution Inc.   New York         wholly owned
                                                    inactive, in process of
                                                    dissolution

PHS Group Inc.                     Pennsylvania     active
                                                    wholly owned by
                                                    SYBR.com Inc.
                                                    d.b.a. Pro Set Distributors
                                                    (NY), BeautyBuys.com (NY)
                                                    Wholesale Cash and Carry(NY)
                                                    and Cash and Carry (NY)

SYBR.Com Inc.                      New Jersey       active
                                                    wholly owned by
                                                    Synergy Brands Inc.
                                                    d.b.a. BeautyBuys.com Inc.
                                                    (NJ)

Net Cigar.Com Inc.                 New York         inactive
                                                    wholly owned by
                                                    SYBR.Com Inc.,in process of
                                                    dissolution

Net Cigar.Com Inc.                 Florida          active
                                                    wholly owned by
                                                    Gran Reserve Corporation

BeautyBuys.com Inc.                New Jersey       inactive wholly
                                                    owned by
                                                    SYBR.com Inc., merger
                                                    pending into BeautyBuys.com
                                                    (Fla.)

Dealbynet.com Inc.                 New York         active
                                                    wholly owned by
                                                    PHS Group Inc.

Supply Chain Technologies Inc.     New York         inactive
                                                    wholly owned
                                                    by SYBR.com Inc., in process
                                                    of dissolution

Gran Reserve Corporation           Florida          active
                                                    wholly owned by
                                                    SYBR.com Inc.
                                                    d.b.a. CigarGold (Fla.)
                                                    CigarKingdom (Fla.)
                                                    NetCigar (Fla.)
                                                    Pro Set Distributors (Fla.)
                                                    and Cirgars Around the
                                                    World (Fla.)

BeautyBuys.com                     Florida          active
                                                    wholly owned by
                                                    Gran Reserve Corporation

Cigar Kingdom Corporation          Florida          active
                                                    wholly owned by
                                                    Gran Reserve Corporation

The Ranley Group Inc.
aka Cigars Around the World        Illinois          active
                                                     wholly owned by
                                                     Gran Reserve Corporation

                                     EX-21